UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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eBay Inc.
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On February 27, 2014, Pierre Omidyar, Founder of eBay Inc. (the “Company”) and Chairman of the Company’s Board of Directors, issued the following statement:

Statement by Pierre Omidyar, eBay Inc. Chairman of the Board

SAN JOSE, Calif.--(BUSINESS WIRE)-- I am eBay Inc.’s founder, board chairman and largest shareholder.

A new eBay shareholder, Carl Icahn, is making unsubstantiated claims about our company -- and deliberately impugning the integrity of our directors.

After acquiring a stake in our company, Mr. Icahn asked a good question: should PayPal continue to be part of eBay? This is not a new idea. It is a question our board has asked ourselves as we periodically evaluate strategic options for the company.

Our board is deeply committed to doing what's in the best interests of shareholders. After diligent consideration, we believe that PayPal and eBay are better together. In the future, if we determine that's no longer true, we will act accordingly and in the best interests of shareholders and the company.

Instead of having an honest discussion about a reasonable question, Mr. Icahn has chosen to attack the integrity of two highly respected and qualified board members, Scott Cook and Marc Andreessen. He also has attacked the integrity of our CEO John Donahoe.

Mr. Icahn’s attacks are false and misleading.

I want to be clear about the facts:
  We have a world-class board. Scott and Marc are world-class directors with impeccable credentials. They have my full support. Our company and our shareholders benefit greatly from having Scott's and Marc's insight, experience and leadership on our board.
  John Donahoe has my full support, and the strong support of our board. Over the last six years, John has led our company through a significant turnaround - a job many people thought was impossible. In the process, he has driven PayPal’s growth and brought a renewed focus on innovation across the company.
The company has fully addressed other false claims made by Mr. Icahn. The facts can be found here and here.

Let me underscore a few points:
  Throughout the board’s process of divesting Skype, Marc Andreessen recused himself from all deliberations on the transaction, including all discussions, negotiations, and decisions. eBay and its shareholders benefitted from the divestiture of Skype and its ultimate sale to Microsoft. The transactions were widely seen as a superb outcome for the company.
  Subsequent to the Skype transaction, Marc was re-elected to our board in 2012 with virtually unanimous support (99.7% of votes) of our shareholders. Like all of our directors, Marc serves at the pleasure of our shareholders, and our shareholders have spoken.
  Mr. Icahn also makes unfounded claims about Andreessen Horowitz and its investment in Fanatics, a business formerly owned by GSI Commerce, which was acquired by eBay. Mr. Icahn’s claims are wrong. Andreessen Horowitz made its investment in Fanatics more than a year after eBay divested it. There was absolutely no connection between the two events.
  Mr. Icahn's claims about Scott Cook also are unfounded. As founder of Intuit and chairman of the company’s executive committee, Scott has an exceptional track record of creating value and driving innovation. He has been an enormous asset to eBay’s board for many years. The overlap between Intuit and eBay is small for both companies. Regarding hiring, any restrictions ended years ago.
These are the facts. That's what shareholders deserve to know.

Pierre Omidyar
eBay Inc. Founder and Chairman of the Board

Important Additional Information

eBay Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with eBay’s 2014 Annual Meeting of Stockholders. eBay intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from eBay shareholders. EBAY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of eBay's directors and executive officers and their respective interests in eBay by security holdings or otherwise is set forth in eBay’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 18, 2013. To the extent holdings of such participants in eBay's securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in eBay's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on January 31, 2014.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by eBay with the SEC, are available for no charge at the SEC's website at http://www.sec.gov and at eBay’s investor relations website at http://investor.ebayinc.com. Copies may also be obtained by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

About eBay Inc.

eBay Inc. (NASDAQ:EBAY) is a global commerce and payments leader, providing a robust platform where merchants of all sizes can compete and win. Founded in 1995 in San Jose, Calif., eBay Inc. connects millions of buyers and sellers and enabled $212 billion of commerce volume in 2013. We do so through eBay, one of the world's largest online marketplaces, which allows users to buy and sell in nearly every country on earth; through PayPal, which enables individuals and businesses to securely, easily and quickly send and receive digital payments; and through eBay Enterprise, which enables omnichannel commerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. We also reach millions through specialized marketplaces such as StubHub, the world's largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Investor Relations Contact:
Tracey Ford; Tom Hudson
tford@ebay.com; thhudson@ebay.com

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Media Relations Contact:
Amanda Miller
press@ebay.com

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Investor Information Request:
408-376-7493

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Company News:
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Investor Relations website:
http://investor.ebayinc.com

Source: eBay Inc.